UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GENERAL MILLS, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-0274440
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Number One General Mills Boulevard Minneapolis, Minnesota 55426
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.750% Series A Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056	New York Stock Exchange
5.250% Series B Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-283277

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

General Mills, Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated April 9, 2026 (the “Prospectus Supplement”) to a Prospectus dated November 15, 2024 (the “Prospectus”), contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-283277), which Registration Statement was filed with the Commission on November 15, 2024, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2. Exhibits.

4.1	Indenture, dated as of February 1, 1996, between the Registrant and U.S. Bank National Association (f/k/a First Trust of Illinois, National Association) (incorporated herein by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-3 filed February 6, 1996 (File no. 333-00745)).

4.2	First Supplemental Indenture, dated as of May 18, 2009, between the Registrant and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.2 to Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009).

4.3	Officers’ Certificate and Authentication Order, dated April 16, 2026 for the 4.750% Series A Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056 (which includes the form of Note) issued pursuant to the Indenture (incorporated herein by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed April 16, 2026).

4.4	Officers’ Certificate and Authentication Order, dated April 16, 2026 for the 5.250% Series B Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056 (which includes the form of Note) issued pursuant to the Indenture (incorporated herein by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K filed April 16, 2026).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 23, 2026

GENERAL MILLS, INC.
(Registrant)

By:	/s/ Chris A. Rauschl
Name: Chris A. Rauschl
Title: Assistant Secretary